UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2016
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Phillips Edison Grocery Center REIT I, Inc.
(Exact name of registrant as specified in its charter)
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Maryland	000-54691	27-1106076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11501 Northlake Drive
Cincinnati, Ohio 45249
(Address of principal executive offices, including zip code)

(513) 554-1110
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
On June 28, 2016, Phillips Edison Grocery Center REIT I, Inc. (the “Company”) held its annual meeting of stockholders in Salt Lake City, Utah. The matter submitted to the stockholders for a vote was the election of five directors to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified.
The nominees submitted for election as directors were Jeffrey S. Edison, Leslie T. Chao, Paul J. Massey, Jr., Stephen R. Quazzo and Gregory S. Wood. The votes cast for, votes withheld and broker non-votes for each of the director nominees were as follows:

Nominee	For	Withheld	Broker Non-Votes
Jeffrey S. Edison	95,207,517.903	2,138,352.073	—
Leslie T. Chao	95,151,413.329	2,194,456.647	—
Paul J. Massey, Jr.	95,210,136.347	2,135,733.629	—
Stephen R. Quazzo	95,058,403.233	2,287,466.743	—
Gregory S. Wood	95,165,695.079	2,180,174.897	—

All of the nominees were elected to serve as directors until the next annual meeting of stockholders and until their successors are duly elected and qualified.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON GROCERY CENTER REIT I, INC.

Date: July 5, 2016	By:	/s/ R. Mark Addy
R. Mark Addy
President and Chief Operating Officer